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                                                                 Exhibit 10.17



                        NETWORK-1 SOFTWARE & TECHNOLOGY, INC.
                                   909 Third Avenue
                               New York, New York 10022




                                        May 14, 1998


Mr. Robert Russo
Mr. William Hancock
c/o Network-1 Software & Technology, Inc.
909 Third Avenue
New York, New York 10022

                    Re:  Transfer of Shares

Dear Messrs. Russo and Hancock:

          This letter agreement sets forth the mutual agreements of Network-1 Software & Technology, Inc. (the "Company") with each of Robert Russo ("Russo") and William Hancock ("Hancock") with respect to the transfer and surrender to the Company by Russo of 62,500 shares of common stock, par value $.01 per share, of the Company (the "Common Stock") and by Hancock of 37,500 shares of Common Stock. Each of the parties hereto acknowledges that the transactions described herein are being entered into as a condition to the closing of the transactions contemplated under a certain Securities Purchase Agreement, dated as of even date herewith, by and among the Company and Applewood Associates, L.P. and another party pursuant to which such parties have loaned the Company an aggregate of $1,250,000 and received warrants to purchase an aggregate of 375,000 shares of the Company's Common Stock.

          Simultaneous with the execution of this letter agreement, Russo shall surrender, transfer and assign to the Company 62,500 shares of Common Stock and shall deliver to the Company certificates representing 62,500 shares of Common Stock. Upon receipt of such stock certificates, the Company shall deliver to Russo a check in the amount of $625.00 as payment in full for such shares and shall cancel the shares so delivered.

          Simultaneous with the execution of this letter agreement, Hancock shall surrender, transfer and assign to the Company 37,500 shares of Common Stock and shall deliver to the Company certificates representing 37,500 shares of Common Stock. Upon receipt of such stock certificates, the Company shall deliver to Hancock a check in the amount of $375.00 as payment in full for such shares and shall cancel the shares so delivered.


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          If the foregoing accurately reflects our mutual agreement, please sign this letter agreement in the space indicated below.

                              NETWORK-1 SOFTWARE & TECHNOLOGY, INC.



                              By:  /s/ Robert Russo
                                 ---------------------------------------

Accepted and Agreed as of the
date first above-written:


 /s/ Robert Russo
--------------------------------
Robert Russo


 /s/ William Hancock
--------------------------------
William Hancock